Exhibit 32.1
CERTIFICATION OF CEO AND CFO FURNISHED PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of ADVENTRX Pharmaceuticals, Inc. (the “Company”) for the quarterly period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Evan Levine, Chief Executive Officer of the Company, and Robert Daniel, Acting Chief Financial Officer and Treasurer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date: November 9, 2006           /S/ EVAN LEVINE
Evan Levine
Chief Executive Officer
Date: November 9, 2006          /S/ ROBERT DANIEL
Robert A. Daniel
Acting Chief Financial Officer and Treasurer
This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, or otherwise required, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934.